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                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): January 16, 2003

                            LNR PROPERTY CORPORATION
             (Exact name of Registrant as Specified in its Charter)


   Delaware                          1-3223                     65-0777234
(State or Other                   (Commission                 (IRS Employer
Jurisdiction of                    File Number)           Identification Number)
Incorporation)


                             1601 Washington Avenue
                           Miami Beach, Florida 33139
               (Address of Principal Executive Offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (305) 695-5500

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ITEM 9.  Regulation FD Disclosure.

On January 16, 2003, LNR Property Corporation (the "Company") hosted a conference call and webcast in which the Company stated that its earnings per share goals for the fiscal year ending November 30, 2003 were between $3.70 and $3.90. The Company also indicated that its earnings per share goals for the quarter ending February 28, 2003 were between $1.00 and $1.10.






                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



Date:  January 16, 2003                 By: /s/  Shelly Rubin
                                            -----------------
                                        Shelly Rubin
                                        Vice President, Chief Financial Officer
                                        (Principal Financial Officer)